UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  September 16, 2009

Commission File Number: 000-52043

AGR TOOLS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	98-0480810
(state or other jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

1944 Bayview Court, Kelowna, British Columbia V1Z 3L8
 (Address of principal executive offices)

250-826-4101
Issuer’s telephone number

Laburnum Ventures Inc.
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On September 15, 2009, Laburnum Ventures Inc. (the “Company”) filed Articles of Merger with the Nevada Secretary of State to merge with its wholly owned subsidiary, AGR Tools, Inc.  The only change to the corporate structure and Articles of Incorporation of the Company due to the merger is that it has amended its Articles of Incorporation to change its name to AGR Tools, Inc.  The Articles of Merger and the plan of merger are attached hereto as Exhibit 3.1

The Company will also be filing documents with FINRA to process the name change and assign the Company a new ticker symbol.  The Company will continue to trade under its old name and symbol until such time as application is processed by FINRA.

Item 9.01 Exhibits

(c)	Exhibits. The following exhibits are included as part of this report:

	3.1	Articles of Merger and Plan of Merger filed with the Nevada Secretary of State on September 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGR Tools, Inc.

Date: September 16, 2009	By:	/s/ G.M. Rock Rutherford
G.M. Rock Rutherford
President, Chief Executive Officer